[CONSOLIDATED GRAPICS. INC. LOGO]
NEWS RELEASE
                                       CONTACT:   Betsy Brod/Jeff Majtyka
                                                  Media:  Stan Froelich
                                                  Morgan-Walke Associates, Inc.
                                                  (212) 850-5600

               CONSOLIDATED GRAPHICS ANNOUNCES 2-FOR-1 STOCK SPLIT

     HOUSTON, TEXAS December 18, 1996 Consolidated Graphics, Inc. (Nasdaq/NM:COGI), today announced a 2-for-1 split of its common stock. The stock split will be in the form of a stock dividend which will be distributed on January 10, 1997, to shareholders of record at the close of business on December 31, 1996. Shareholders will receive one share of common stock for each share of the Company's common stock held on the record date. The Company currently has 6,154,840 shares of common stock issued and outstanding.

     Joe R. Davis, Chairman and Chief Executive Officer, commented, "This 2-for-1 stock split is a milestone in the growth and success of Consolidated Graphics, and will make our stock more accessible to both existing investors and those who wish to participate in our future growth."

     Consolidated Graphics, Inc. is one of the fastest growing printing companies in the United States. It is a consolidator in a fragmented industry, adding value to its acquisitions by providing the financial and operational strengths, management support and technological advantages associated with a larger organization. Following the completion of two recently announced acquisitions, the Company will own 18 printing companies operating in 14 markets.
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                                                      Consolidated Graphics
                                                      2210 West Dallas Street
                                                      Houston, Texas  77019
                                                      (713) 529-4200